UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NRDC ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NRDC ACQUISITION CORP.
3 MANHATTANVILLE ROAD
PURCHASE, NY 10577

Supplement to Proxy Statement dated October 5, 2009
of NRDC ACQUISITION CORP.
for the
Special Meeting of Stockholders
and the
Special Meeting of Warrantholders

This Supplement is dated October 6, 2009

Dear Stockholders and Warrantholders:

On or about October 5, 2009, we mailed to you a definitive proxy statement dated October 5, 2009 relating to the special meetings of the stockholders and warrantholders of NRDC Acquisition Corp., or “NRDC Acquisiton”, “we” or “us,” relating to various proposals related to NRDC Acquisition continuing our business as a corporation that will elect to qualify as a real estate investment trust for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2010, which meetings were originally scheduled to be held at 10:00 a.m., Eastern time, on October 16, 2009, at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York. As described in our press release on October 5, 2009, the special meetings will be postponed until 10:00 a.m., Eastern time, on October 20, 2009, at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York.

The special meetings of our stockholders and warrantholders will be postponed until 10:00 a.m., Eastern time, on Tuesday, October 20, 2009, in order to provide our stockholders and warrantholders with additional time to consider the information contained in the proxy statement mailed on or about October 5, 2009. The record date for the special meetings has not been changed. Accordingly, only stockholders who owned shares of our common stock or warrants at the close of business on September 24, 2009 will be entitled to vote at the special meetings.

Based on the postponements of the special meetings until October 20, 2009, NRDC Acquisition will have provided our stockholders and warrantholders with a minimum of ten business days to review the proxy materials in the case of proxy materials delivered electronically and approximately eight business days in the case of proxy materials delivered via mail. Stockholders who wish to exercise their conversion rights have until 5:00 p.m., Eastern time, on October 19, 2009, the business day prior to the vote at the special meeting of stockholders, to transfer their shares of our common stock to Continental Stock Transfer & Trust Company, our stock transfer agent, all as more fully described on page 95 of the proxy statement dated October 5, 2009.

Our board of directors continues to unanimously recommend that holders of our common stock and warrants vote “FOR” each of the proposals described in the proxy statement dated October 5, 2009.

Your vote is important. Whether or not you plan to attend the meetings on October 20, 2009, we urge you to read carefully this supplement and the proxy statement, complete the proxy card (or provide voting instructions to the bank or broker which holds your shares in “street name”), and return such proxy card or have your bank or broker report your voting instructions to our transfer agent as promptly as possible. If you have already delivered to our transfer agent a signed proxy card or instructed your bank or broker how to vote your shares which are held in “street name,” you do not need to do anything further unless you wish to change your vote. If you would like to receive another proxy card or have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow & Co., LLC at (800) 607-0088. You may also access a copy of the proxy statement and this supplement without charge at the website of the Securities and Exchange Commission at http://www.sec.gov.

On behalf of the board of directors, I thank you for your cooperation.

Sincerely,

Richard A. Baker
Chief Executive Officer

This supplement is dated October 6, 2009, and is first being mailed to stockholders and warrantholders on or about October 6, 2009.

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